SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the registrant [X]

         Filed by a party other than the registrant [ ]

         Check the appropriate box:
         [ ] Preliminary Proxy Statement
                                                    [ ] Confidential,  for   Use
                                                        of the  Commission  Only
                                                        (as  permitted  by  Rule
                                                        14a-6(e)(2))
         [X] Definitive Proxy Statement

         [ ] Definitive Additional Materials

         [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        STANFORD TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2) Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5) Total fee paid:
--------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
--------------------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
         (3) Filing Party:
--------------------------------------------------------------------------------
         (4) Date Filed:
--------------------------------------------------------------------------------

[STANFORD TELECOM LOGO]
                                                   [STANFORD TELECOM LETTERHEAD]



May 29, 1997



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Stanford Telecommunications, Inc., which will be held Wednesday, June 25, 1997, at 6:00 p.m. local time, at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         To assure that your shares are represented, please read the Proxy Statement and promptly mark, date, sign and return the enclosed Proxy in the prepaid envelope provided.

         The Board of Directors and management look forward to seeing you at the meeting.

                                                   Sincerely,

                                                   /s/ Dr. James J. Spilker, Jr.
                                                   -----------------------------
                                                   Dr. James J. Spilker, Jr.
                                                   Chairman of the Board

                        STANFORD TELECOMMUNICATIONS, INC.

                    Notice of Annual Meeting of Stockholders

                            To Be Held June 25, 1997

         The Annual Meeting of the Stockholders of Stanford Telecommunications, Inc. (the "Company") will be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086, on Wednesday, June 25, 1997, at 6:00 p.m. local time, for the following purposes:

         1. To elect six Directors to serve for the ensuing year as set forth in the attached Proxy Statement.

         2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on May 12, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. In accordance with Delaware law, a complete list of stockholders entitled to notice of and to vote at the meeting will be available at the Company's executive offices, 1221 Crossman Avenue, Sunnyvale, California 94089, for ten days prior to the meeting.

         TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.



                                             By order of the Board of Directors,

                                             /s/ Jerome F. Klajbor
                                             -----------------------------------
                                             JEROME F. KLAJBOR
                                             Secretary


Sunnyvale, California
May 29, 1997

                        STANFORD TELECOMMUNICATIONS, INC.
                              1221 Crossman Avenue
                           Sunnyvale, California 94089


                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Stanford Telecommunications, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Sunnyvale Hilton, 1250 Lakeside Drive, Sunnyvale, California 94086, on June 25, 1997 at 6:00 p.m. local time and any adjournment thereof. Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked before it is voted by any stockholder present at the meeting who expresses a desire to vote his or her shares of common stock, par value $.01 per share, of the Company ("Common Stock") in person. Subject to any such revocation, all shares of Common Stock represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the six nominees for Director listed in this Proxy Statement, and FOR the ratification of Arthur Andersen LLP as the Company's independent public accountants.

         The close of business on May 12, 1997 has been fixed as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting. On such date, there were 12,838,526 shares of Common Stock outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters including the election of Directors whose names have been placed in nomination. A majority of the outstanding shares will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. The six nominees receiving the highest number of votes will be elected as the Directors of the Company. Abstentions and broker non-votes will be counted in tabulations of the votes cast for the ratification of the selection of Arthur Andersen LLP, as the Company's independent public accountant and, as a result, will have the same effect as negative votes.

         A copy of the Company's 1997 Annual Report to Stockholders containing financial statements for fiscal year 1997 accompanies this Proxy Statement. The Company's fiscal year is composed of four 13-week quarters, each of which ends on the Thursday closest to the corresponding calendar quarter end. Fiscal year 1997 ended on March 28, 1997. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about May 29, 1997.

         On January 29, 1997, the Company's Board of Directors declared a two-for-one common stock split which was effected in the form of a 100 percent stock dividend, distributed on February 28, 1997 to shareholders of record on February 10, 1997. Par value remained at $.01 per share. The stock split resulted in the issuance of approximately 6.4 million additional shares of Common Stock. Accordingly, all share and per share data included in this Proxy Statement have been adjusted to reflect the stock split.

         The expense of printing and mailing proxy material will be borne by the Company. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company by personal interview, telephone or telefax; no additional compensation will be paid for such solicitation.

                              ELECTION OF DIRECTORS

         Six directors are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected. Each of the nominees named below is presently a Director of the Company. In the event that any nominee becomes unable or declines to serve for any reason, proxies may be voted for the election of the balance of those nominees named and for such other person or persons as the proxy holders or the present Board of Directors (the "Board") may select, or the size of the Board may be reduced in accordance with the By-laws of the Company. The Board has no reason to believe that any of the nominees named will be unable or unwilling to serve.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

         Set forth below are the names and ages of the nominees and Directors, their principal occupations at present and for the past five years, certain directorships held by certain of the nominees and the year in which each became a Director of the Company.

                       Name and Principal Occupation at Present                              Director
                      and for the Past Five Years; Directorships                              Since            Age
                      ------------------------------------------                              -----            ---
James J. Spilker, Jr...........................................................                1973             63

         Dr. Spilker, a founder of the Company, is Chairman of the Board. He served as President and Chief Executive Officer of the Company from August 1981 to June 1995.

Val P. Peline..................................................................                1985             66

         Dr.  Peline was elected as a Director  of the Company in October  1985.
         Dr.  Peline  joined the Company as its  President  and Chief  Executive
         Officer  effective  June 5, 1995. Dr. Peline served as President of the
         Electronic Systems Group, a division of Lockheed Corp., from 1987 until he retired from such position in March 1995. Dr. Peline had been President of the Lockheed Space Division from 1984 to March 1987.

Michael Berberian..............................................................                1989             63

         Mr. Berberian, a private investor, was appointed to fill a vacancy on the Board of Directors in December 1989. From 1973 to 1990, he served on the Board of Directors of Lockheed Corp.

Leonard Schuchman..............................................................                1985             60

         Mr.  Schuchman  was elected as a Director of the Company in April 1985.
         Mr.  Schuchman  joined  the  Company in  January  1976 and became  Vice
         President in February 1977. He is responsible for directing the Company's Communications and Navigation Systems Operation.

                                                  -2-


John W. Brownie................................................................                1973             63

         Mr.  Brownie,  a  founder  of the  Company,  served as  Executive  Vice
         President of the Company from June 1982 and as General Manager from July 1981 until his retirement in January 1985. He has been a Director of the Company since the Company's organization in May 1973.

C. Jerome Waylan...............................................................                1994             55

         Dr. Waylan  was  appointed to fill a vacancy on the Board of Directors
         in  May  1994.   Dr. Waylan   served  as  President  of  GTE  Spacenet
         Corporation  from 1985 to 1993 and as Executive  Vice President of GTE
         Mobilnet  from 1993  until his  retirement  in April  1996.  Since May
         1996,  Dr. Waylan has served as Executive  Vice  President of NextWave
         Telecom,  Inc. Dr.  Waylan has been a Director of  Globecomm  Systems,
         Inc. since February 1997.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.

Board of Directors Meetings and Committees
------------------------------------------

         The Company's Board held four meetings during fiscal year 1997 and acted on two matters by unanimous written consent. Each Director attended all of the meetings of the Board and of the committees of the Board on which he serves. In May 1997, the Directors voted to reduce the size of the Board from eight members to six members following the Annual Meeting.

         The Board has appointed a Compensation Committee, an Audit Committee and a Stock Plans Committee. There is no nominating committee.

         The Compensation Committee held one meeting in fiscal year 1997 and took all other actions by unanimous written consent. Its function is to determine or review and pass upon management's recommendations with respect to executive compensation and incentive bonuses. The members of the Compensation Committee during fiscal year 1997 were Drs. P. Marshall Fitzgerald and C. Jerome Waylan and Messrs. John W. Brownie and Milton W. Holcombe.

         The Audit Committee held two meetings in fiscal year 1997. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of independent public accountants, whose duty it is to audit the books and accounts of the Company. The members of the Audit Committee during fiscal year 1997 were Messrs. Brownie, Berberian and Holcombe.

         The Stock Plans Committee held two meetings in fiscal year 1997 and took all other actions by unanimous written consent. Its functions are to supervise and manage the Company's Employee Stock Purchase Plan, the 1982 Stock Option Plan and the 1991 Stock Option Plan. The members of the Stock Plans Committee during fiscal year 1997 were Dr. Fitzgerald and Messrs. Brownie and Berberian.

DIRECTORS' FEES

         Each non-employee Director of the Company receives an annual fee of $15,000 and is entitled to reimbursement for reasonable travel costs associated with his attendance at meetings of the Board and committees of the Board on which he serves.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table provides certain summary information concerning compensation paid for fiscal years 1995, 1996 and 1997 to the Company's Chief
Executive Officer and to each of the other five most highly compensated executive officers (collectively, the "Named Executive Officers").


                                                                                       Long-Term
                                                                                      Compensation
                                                     Annual Compensation                 Awards
                                               ---------------------------------    -----------------
                                                                                       Securities
           Name and                Fiscal                                              Underlying             All Other
      Principal Position            Year           Salary          Bonus (1)          Options (#)         Compensation (2)
-------------------------------   ---------    ---------------   ---------------    -----------------    --------------------
Val P. Peline (3)                   1997           $351,931          $103,576            100,000              $10,057
Chief Executive Officer             1996           $235,400                $0            220,000               $2,944
and President                       1995                n/a               n/a                n/a                  n/a

James J. Spilker, Jr. (4)           1997           $257,309           $66,003                  0               $6,000
Chairman of the Board               1996           $240,011                $0              7,900               $4,500
                                    1995           $234,452           $35,000              8,600               $7,208

Leonard Schuchman                   1997           $192,523           $40,264              6,000              $10,255
Vice President and Director         1996           $183,019                $0              6,024               $6,770
                                    1995           $181,479           $30,000             57,000               $6,222

Gary S. Wolf                        1997           $180,331           $44,279             59,000               $6,264
Executive Vice President            1996           $161,013                $0              5,300               $4,750
                                    1995           $159,440           $20,000             36,160               $4,936

John E. Ohlson                      1997           $178,388           $36,960              6,000               $8,004
Vice President                      1996           $168,002                $0              5,530               $5,754
                                    1995           $168,002                $0              6,720               $5,776

Ernest L. Dickens, Jr.              1997           $160,396           $32,564             11,000               $7,264
Vice President                      1996           $149,372           $11,530              4,458               $4,679
                                    1995           $138,826            $8,790              5,416               $4,554

----------

(1) Represents incentive bonuses paid during the fiscal year for prior year's performance pursuant to the Management Incentive Plan.

(2) For fiscal year 1997, includes (i) the Company's contribution to the Pension and Profit Sharing portions of the Stanford Telecommunications, Inc. Employee Retirement Program of $6,000 for each of J.J. Spilker, Jr., L. Schuchman, J.E Ohlson, G.S. Wolf, V.P. Peline, and E.L. Dickens; (ii) Company-paid life insurance premiums as follows: V.P. Peline, $4,057; L. Schuchman, $2,755; J.E. Ohlson, $504; G.S. Wolf, $264, E.L. Dickens, Jr., $514; (iii) patent issue awards of $1500 and $750 each for L. Schuchman and J.E. Ohlson, respectively, and (iv) longevity awards of $750 each for E. Dickens and J. E. Ohlson.

(3) Dr. Peline joined the Company as its Chief Executive Officer and President on June 5, 1995. Compensation reported herein does not include $15,000 paid to Dr. Peline as a non-employee director during fiscal year 1995.

(4) Since June 1995, Dr. Spilker has served as Principal Scientist for the Company.

OPTION GRANTS IN LAST FISCAL YEAR
         The following table provides information on options granted in fiscal year 1997 to the Named Executive Officers.

                                               Percent of
                                                 Total                                     Potential Realizable Value at
                              Number of         Options                                    Assumed Annual Rates of Stock
                             Securities        Granted to                                  Price Appreciation for Option
                             Underlying        Employees     Exercise                                 Term (2)
                               Options         in Fiscal    Price Per       Expiration    ---------------------------------
         Name                Granted (1)         Year         Share           Date             5%                10%
------------------------    --------------    -----------   -----------    -----------    --------------    --------------
Val P. Peline                   20,000            5.3%       $14.500         4/11/06       $182,379            $462,185
                                20,000            5.3         23.000          5/6/06        289,292             733,122
                                60,000           16.0         21.000          5/8/06        792,407           2,008,115

James J. Spilker, Jr.                0              0              0            N/A            N/A                 N/A

Leonard Schuchman                6,000            1.6         14.875          4/4/06         56,129             142,242

Gary S. Wolf                     9,000            2.4         14.875          4/4/06         84,193             213,362
                                50,000           13.3         13.625         11/5/06        428,434           1,085,737

John E. Ohlson                   6,000            1.6         14.875          4/4/06         56,129             142,242

Ernest L. Dickens, Jr.           6,000            1.6         14.875          4/4/06         56,129             142,242
                                 5,000            1.3         17.250          1/3/07         54,242             137,460

----------
(1) All options granted in fiscal year 1997 were granted pursuant to the 1991 Stock Option Plan (the "Option Plan"). The Option Plan provides for granting either incentive or non-qualified stock options. All options granted in fiscal year 1997 were non-qualified stock options granted at 100% of the fair market value of the Common Stock on the date of grant. The options generally expire ten years from date of grant, unless earlier terminated in certain events related to termination of employment. The options vest 25% per year on each of the first four anniversaries of the option grant date, except those granted to Dr. Peline which vest 100% after one year, but vesting ceases when the optionee terminates employment. All options granted under the Option Plan which have been held for at least one year will vest in full in the event of the sale, dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or becomes the subsidiary of another entity, or an offer to all stockholders of the Company to purchase more than 50% of the Company's outstanding shares.

(2) The 5% and the 10% assumed rates of appreciation applied to the option exercise price over the option term are prescribed by the rules of the SEC and do not represent the Company's estimate or projection of the future price of its Common Stock. If the Common Stock does not appreciate above the exercise price, the Named Executive Officers will receive no benefit from the options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
         The following table shows the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive
Officers as of the end of the fiscal year 1997. On such date, the closing price of the Common Stock on the Nasdaq National Market was $16.50 per share.



                                                                          Number of Securities         Value of Unexercised
                                                                         Underlying Unexercised      In-the-Money Options at
                                                                           Options at Fiscal                Fiscal
                                                                                Year-End                   Year-End
                               Shares Acquired on          Value              Exercisable/               Exercisable/
           Name                     Exercise             Relalized          Unexercisable                Unexercisable
---------------------         -------------------        ---------       -----------------------     ------------------------
Val P. Peline                      0 Shares                 n/a             220,000/100,000             $1,998,750/$40,000
                                 Common Stock                                 Common Stock

James J. Spilker, Jr.              0 shares                 n/a              12,725/12,375              $131,703/$116,684
                                 Common Stock                                 Common Stock

Leonard Schuchman               40,000 shares          $585,700              34,836/40,628              $316,911/$315,908
                                 Common Stock                                 Common Stock

Gary S. Wolf                       0 shares                 n/a              23,605/82,455              $237,593/$386,899
                                 Common Stock                                 Common Stock

John E. Ohlson                     0 shares                 n/a               9,572/15,118               $98,947/$95,699
                                 Common Stock                                 Common Stock

Ernest L. Dickens                2,668 shares           $57,297               1,113/18,367               $10,153/$79,236
                                 Common Stock                                 Common Stock

                     COMPENSATION AND STOCK PLANS COMMITTEES
                        REPORT ON EXECUTIVE COMPENSATION

Executive Compensation

         The Compensation Committee of the Board of Directors is responsible for developing and recommending to the Board policies on compensation of the Company's senior executives. The Stock Plans Committee of the Board of Directors administers the Company's stock option plans and recommends to the Board policies on stock options and other equity-based incentives. Set forth below, in accordance with the rules of the Securities and Exchange Commission ("SEC"), is a joint report of the Compensation and Stock Plans Committees concerning those policies and how they were applied to the fiscal 1997 compensation to Dr. Val P. Peline, President and Chief Executive Officer, and to all other executive officers of the Company.

General Executive Compensation Policies

         The Company's compensation program is designed to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and its stockholders. To that end, the Company strives to pay competitive base salaries and to provide incentives to its executives by linking individual compensation to Company and business unit performance through an annual incentive bonus plan, and linking executive and stockholder interests through a stock option plan.

         Each of the Compensation and Stock Plans Committees annually review salaries, incentive compensation and stock options, and other aspects of executive compensation. In general, the purpose of such reviews is to ensure that the Company's overall executive compensation program remains competitive with other companies that are similar in revenues, profitability, asset size and markets served and that executive pay reflects both the individual's performance and the overall performance of the Company. Salary survey information from Western Management Group and Radford Associates for companies designated as "high technology companies," many of which are included in the S&P High Technology Index (the "Comparable Companies"), as well as other publicly available sources are used in the evaluation to determine the competitiveness of the executive compensation program. The Compensation Committee attempts to establish base salaries for the Company's executive officers in the median range of the Comparable Companies. The target for incentive compensation is below average for Comparable Companies. This approach reflects the Compensation Committee's aim to be competitive in the market for executive talent, without lowering its performance expectations.

         In determining fiscal year 1997 compensation for the executive officers, the Compensation Committee reviewed the Company's financial results for fiscal year 1996, together with a comparison against plan and results achieved during prior fiscal years. The Compensation Committee evaluates company performance based primarily on profitability, with consideration also given to revenue growth. For fiscal year 1996, revenues increased by 27% from fiscal year 1995. Net income for fiscal year 1996 increased to $6,173,000 from $131,000 in fiscal year 1995.

Summary of Fiscal Year 1997 Compensation Programs

         For fiscal year 1997, the executive compensation program consisted of base salary and eligibility for participation in the Management Incentive Plan and the Management Option Incentive Program.

         Base Salary

         The Compensation Committee determines the base salaries of the Company's executive officers based on the Company's revenues and profitability for the prior year, its assessment of individual performance, and the comparability considerations described above. The average base salary increase for executive officers during fiscal year 1997 was 11.2%.

         Management Incentive Plan

         Under the Management Incentive Plan which was adopted during fiscal year 1996, executive officers as well as other key management and technical personnel may receive incentive compensation based upon the Company and participants achieving mutually agreed upon measurable objectives. The Management Incentive Plan contemplates that, each year, the Board will establish the Company objectives, and the Company objectives will become the objectives of the President and the Chairman of the Board. The President then will establish individual objectives for the executive officers who report directly to him, and each of such executive officers then will establish objectives for those persons who participate in the Management Incentive Plan and report to him. The President will review and approve the objectives for all participants to assure that the individual objectives collectively will serve the Company in achieving the objectives set by the Board. At the end of each fiscal year, each participant will become eligible for an award under the Management Incentive Plan based on the Company achieving the objectives set forth by the Board and the participant's performance and accomplishment toward the objectives set forth for such participant. Awards to executive officers will be determined by the Compensation Committee after the Company evaluation and bonus pool are established by the Board. The Board will establish the bonus pool by a formula based on the performance of the Company and of each of the participants. Payments in the amount of $354,692 were paid out to executive officers under the Management Incentive Program during fiscal year 1997 in recognition of performance during fiscal year 1996. It is anticipated that payments will be made during fiscal year 1998 based upon objectives and results achieved during fiscal year 1997.

         Stock Options

         The Compensation and Stock Plans Committees view stock options as a means of linking executive and stockholder interests. Each year, the Stock Plans Committee considers and may approve stock option grants, determining such aspects as grant size, vesting schedules and plan participants.

         Management Option Incentive Program

         In May 1993, the Board of Directors adopted an Officers' Option Incentive Program to establish a uniform policy governing annual options grants to eligible officers. During fiscal year 1996, the Board of Directors revised the Officer's Option Incentive Program to expand the number of management personnel eligible for option grants under the program and renamed the program the Management Option Incentive Program, to be effective beginning in fiscal year 1997. Under the Management Option Incentive Program, management personnel who participate in the Company's Management Incentive Plan will be considered for a stock option grant under the revised program. The number of options already held by the eligible participants is not a factor in determining whether an otherwise eligible officer will receive an option grant. It is anticipated that annual option grants will be made to certain officers of the Company, including the Named Executive Officers; however, the Compensation and Stock Plans Committees may exclude certain officers from receiving options as they deem appropriate. Options proposed under this program are subject to the Stock Plans Committee's discretion under the provisions of the Company's 1991 Stock Option Plan. During fiscal year 1997, a total of 182,310 options were granted pursuant to the Management Option Incentive Program for 1996 performance, of which the Executive Officers received an aggregate of 33,000 options. See "Executive Compensation--Option Grants in Last Fiscal Year." The number of shares of Common Stock underlying each option granted was based primarily on a formula tied to the optionee's base salary.

         Other Options

         In addition to options granted pursuant to the Management Incentive Option Plan, the Stock Plans Committee approved separate grants for Messrs. Wolf, Klajbor, Knarr, and Dickens amounting to 50,000, 20,000, 5,000, and 5,000 option shares, respectively. These grants were issued to recognize Messrs. Wolf and Klajbor for their promotions to Executive Vice President and Chief Financial Officer, respectively, and for Messrs. Dickens and Knarr for their promotions to Corporate Vice President.

Dr. Peline's Fiscal Year 1997 Compensation

         The Compensation and Stock Plans Committees annually review Dr. Peline's performance to determine his base salary, incentive compensation and stock option grants. The purpose of this review is to ensure that Dr. Peline's compensation package remains competitive with chief executives of other companies similar to the Company in revenues, profitability, asset size and markets served. Salary survey information from Western Management Group and Radford Associates as well as other publicly available sources are used in the evaluation to determine the competitiveness of Dr. Peline's overall compensation. The Compensation Committee has determined that the President's base salary should be competitive with those companies contained in the salary surveys but also be tied to the Company's financial performance. Given the Company's increased revenues and profitability in fiscal year 1996 and the Compensation Committee's assessment of Dr. Peline's contribution to those performance measures during fiscal year 1996, Dr. Peline received a salary increase from $300,000 to $360,000. In addition, Dr. Peline was evaluated as a "Top" contributor under the Company's Management Incentive Program which resulted in additional incentive compensation of $103,576. Finally, the Stock Plan Committee approved an option grant of 60,000 shares to Dr. Peline based upon his fiscal year 1996 performance and as a incentive for future performance. In addition, as part of Dr. Peline's overall compensation package, he had the opportunity to earn additional option shares if the market price of the Company's Common Stock reached predetermined levels over a specified period of time. During fiscal years 1996 and 1997, Dr. Peline received 20,000 and 40,000 option shares, respectively, as a result of the Common Stock reaching those predetermined levels.

         Policy with Respect to Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code, as amended, generally disallows tax deductions by a company for compensation paid to certain of such company's executive officers in excess of $1,000,000 per person during the fiscal year. Final regulations under Section 162(m) (the "Final Rules") were issued by the Internal Revenue Service in December 1995 and include an exemption from the deduction limitation for compensation that is "performance-based" within the meaning of Section 162(m) and the Final Rules.

         The Compensation and Stock Plans Committees intend to include performance-based compensation in the executive compensation program to the extent reasonably necessary in order to minimize the effects of Section 162(m). For example, at the 1995 Annual Meeting, the Committee submitted to the vote of the stockholders certain amendments to the Company's 1991 Stock Option Plan that, among other things, limit the number of options that can be granted to an individual over the life of the Option Plan in order to maximize the deductibility of option grants under the Option Plan. However, in light of the Company's intent to remain competitive in its compensation of executives and other employees, the Company reserves the right to pay compensation that may not be tax deductible.

                                            COMPENSATION COMMITTEE
                                               Milton Holcombe, Chairman
                                               John Brownie
                                               P. Marshall Fitzgerald
                                               C. Jerome Waylan

                                            STOCK PLANS COMMITTEE
                                               Michael Berberian, Chairman
                                               John Brownie
                                               P. Marshall Fitzgerald

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The SEC requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of another entity and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have any such interlocks. Decisions as to executive compensation are made by the Compensation Committee and the Stock Plans Committee. During fiscal year 1997, the Compensation and Stock Plans Committees were comprised entirely of non-employee Directors. Dr. Fitzgerald and Mr. Brownie, who serve as members of both such committees, were former officers of the Company. Dr. Fitzgerald retired from the Company in 1981 and Mr. Brownie retired in 1985.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P 500 Composite Index and the S&P High
Technology Composite Index for a period of five fiscal years ended March 31, 1997. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

                      Comparison of Cumulative Total Return
                   Stanford Communications, Inc. Common Stock
       S & P 500 Composite Index and S & P High Technology Composite Index

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                   1992          1993          1994          1995          1996          1997
   -------------------------- ------------- ------------- ------------- ------------- ------------- -------------
   Stanford Telecom               100.00        154.17        268.73        258.33        500.00        558.33
   -------------------------- ------------- ------------- ------------- ------------- ------------- -------------
   S & P High Technology          100.00        109.88        129.24        163.55        220.81        298.51
   -------------------------- ------------- ------------- ------------- ------------- ------------- -------------
   S & P 500                      100.00        115.23        116.93        135.13        178.51        213.89
   -------------------------- ------------- ------------- ------------- ------------- ------------- -------------


                                 STOCK OWNERSHIP

         The following table sets forth, as of March 31, 1997, the names and addresses of all persons who beneficially owned, to the knowledge of the Company, more than 5% of the outstanding shares of Common Stock, and the number of shares beneficially owned by each Director and nominee, each Named Executive
Officer and all Directors and executive officers as a group. Except as otherwise indicated and subject to community property laws where applicable, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective persons.

                                                                                       Beneficial Ownership of
                                                                                            Common Stock
                                                                                --------------------------------------
                                                                                Number of Shares     Percent of Class
                                                                                -----------------    -----------------
Directors and Executive Officers:
James J. Spilker, Jr. (1) ....................................................       1,269,939               9.9%
1221 Crossman Avenue
Sunnyvale, California  94089

Michael Berberian  ...........................................................         912,850               7.1%
5200 North Palm, Suite 203
Fresno, California  93704

Leonard Schuchman (2).........................................................         278,946               2.2%

John W. Brownie (3)...........................................................          49,950               *

P. Marshall Fitzgerald (4) ...................................................          11,104               *

Val P. Peline (5).............................................................         322,500               2.5%

Milton W. Holcombe............................................................           1,000               *

C. Jerome Waylan (6) .........................................................           1,000               *

Ernest L. Dickens (7).........................................................           5,282               *

John E. Ohlson (8)............................................................         161,981               1.3%

Gary S. Wolf (9)..............................................................          82,085               *

All Directors and executive officers as a group
(15 persons) (10).............................................................       3,123,940              24.3%

5% Stockholder:
Kopp Investment Advisors, Inc. (11)...........................................       4,197,686              32.7%
6600 France Avenue South, Suite 672
Edina, Minnesota  55435

*Less than 1%

Footnotes appear on the following page.

                                                        -12-



----------
(1) Includes 17,025 shares subject to options exercisable within 60 days after March 31, 1997 and 20,000 shares held by Dr. Spilker's wife.

(2) Includes 52,196 shares subject to options exercisable within 60 days after March 31, 1997.

(3)      Consists of shares held in trust for John W. and Alice Brownie.

(4) Consists of 6,140 shares held in Joint Tenancy by P. Marshall Fitzgerald and Claire Fitzgerald.

(5) Includes 320,000 shares subject to options exercisable within 60 days after March 31, 1997.

(6)      Consists of shares held by Dr. Waylan and his wife in Joint Tenancy.

(7) Consists of shares subject to options exercisable within 60 days after March 31, 1997.

(8) Includes 14,362 shares subject to options exercisable within 60 days after March 31, 1997.

(9) Includes 28,795 shares subject to options exercisable within 60 days after March 31, 1997 and 3,000 shares held by Mr. Wolf's minor daughter.

(10) Includes an aggregate of 459,181 shares subject to options exercisable within 60 days after March 31, 1997.

(11) As disclosed in Amendment No. 6 to Schedule 13G (the "Schedule 13G") filed with the SEC by Kopp Investment Advisors, Inc., a Minnesota corporation and a registered investment adviser ("KIA"), on behalf of itself and certain related persons, LeRoy C. Kopp, an individual ("Kopp"), controls each of KIA, Kopp Family Foundation (the "Foundation") and the LeRoy C. Kopp Individual Retirement Account (the "IRA") and is trustee of the KIA Profit Sharing Plan (the "PSP" and, together with KIA, Kopp, the Foundation and the IRA, the "reporting persons"). All of the reporting persons have the same address as KIA. Kopp has sole voting power as to 236,000 shares and dispositive power as to 138,000 shares. In addition, Kopp has shared dispositive power as to 4,059,686 shares, of which he also has shared voting power as to 40,000 shares. The Foundation has sole voting and dispositive power with respect to 40,000 shares; KIA has shared dispositive power as to 4,019,686 shares, and sole voting power as to 98,000 shares; the IRA has sole voting and dispositive power as to 126,000 shares; and the PSP has sole voting and dispositive power as to 12,000 shares. Of these shares, 4,071,686 are held by the respective reporting persons in a fiduciary or representative capacity, and the reporting persons disclaim beneficial ownership of such shares.

                          COMPLIANCE WITH SECTION 16(a)

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers and holders of more than 10% of the outstanding Common Stock ("insiders") to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Insiders also are required to furnish the Company with a copy of all reports that they file with the SEC pursuant to Section 16(a).

         Based solely on its review of such reports or written representations with respect to Section 16(a) reports by insiders, the Company believes that during fiscal year 1997, each of the insiders complied with all applicable filing requirements under Section 16(a), except that P. Marshall Fitzgerald failed to timely file three Forms 4 in connection with three purchases of Common Stock. All of such reports have subsequently been filed and provided to the Company, in accordance with Section 16(a).

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Arthur Andersen LLP to serve as the Company's independent public accountants for fiscal year 1998. While it is not required to do so, the Board is submitting to the stockholders the selection of that firm for ratification in order to ascertain the stockholders' views. If such selection is not ratified by the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote, the Board will reconsider its selection.

         Representatives of Arthur Andersen LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                              STOCKHOLDER PROPOSALS

         To be considered for presentation at the 1998 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company not later than January 30, 1998.

                                  OTHER MATTERS

         Management knows of no other business which will be presented for consideration at the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly.

                                       By order of the Board of Directors

                                       /s/ Jerome F. Klajbor
                                       -----------------------------------------
                                       JEROME F. KLAJBOR
                                       Secretary

                                                                      APPENDIX A


                       STANFORD TELECOMMUNICATIONS, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 25, 1997

P
R
O
X
Y

         James J. Spilker, Jr. and Jerome F. Klajbor, or either of them each with the power of substitution, are hereby authorized to represent and vote as designated on the reverse side the shares of the undersigned at the Annual
Meeting of Stockholders of Stanford Telecommunications, Inc. to be held on Wednesday, June 25, 1997, or at any adjournment of the Annual Meeting.

         YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement relating to the June 25, 1997 Annual Meeting of Stockholders.

         Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote "FOR" the election of directors and "FOR" Item 2.

         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                   CONTINUE AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark
     votes as in
     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEM 2.

                                                                                                            FOR    AGAINST   ABSTAIN
1. Election of Directors                                         2. Ratification of the appointment of
   Nominees: Michael Berberian, John W. Brownie,                    Arthur Andersen LLP as the              [ ]      [ ]       [ ]
   Val P. Peline, Leonard Schuchman, James J. Spilker, Jr.,         Company's independent auditors for
   C. Jerome Waylan                                                 the current fiscal year.

                    FOR            WITHHELD                      3. Upon any other matters which might properly come before the
               [ ]  ALL        [ ] FROM ALL                         meeting.
                    NOMINEES       NOMINEES

     [ ] _________________________________________                                            MARK HERE
          For all nominees except as shown above                                            FOR ADDRESS  [  ]
                                                                                             CHANGE AND
                                                                                           NOTE AT LEFT


                                                            Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title and capacity should be stated. If shares are held jointly, each holder should sign.


Signature:____________________________  Date: __________________    Signature:____________________________  Date: __________________